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AMENDED BY-LAWS OF AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

ARTICLE I

OFFICES

1. Offices. The principal office of the Corporation shall be in the City of Indianapolis, State of Indiana, with the principal administrative office in Minneapolis, Minnesota, but other offices may be established at such other places as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

2. Place of Meeting. All meetings of shareholders shall be held either at the principal office of the Corporation or at any other place within or without the State in which the Corporation's principal office is located as may be designated by the Board of Directors.

3. Annual Meeting. The annual meeting of the shareholders shall be held on the second Friday of March of each year, unless such day shall be a legal holiday, in which even the meeting shall be held on the next business day; provided, however, that any annual meeting may be adjourned as provided by law. At each annual meeting, there shall be elected a Board of Directors to serve during the ensuing year and until their successors are elected, and such other business shall be transacted as shall properly come before the meeting.

4. Special Meetings. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by one (1) or more shareholders holding not less than twenty-five percent (25%) of the voting power of the Corporation.

5. Notice of Meeting. Notice of each meeting of shareholders, whether annual or special, shall be given in writing to the shareholders entitled to vote thereat, not less than ten (10) days before such meeting. Notice of any meeting of shareholders shall specify the place, the day, and the hour of the meeting, as well as the general nature of the business to be transacted. A notice may be given by the Corporation to any shareholder either personally or by mail or other means of written communication addressed to the shareholder at his address appearing on the books of the Corporation.

6. Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall be filed with the minutes of the proceedings of shareholders.
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7.   Quorum of Shareholders.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of the shareholders.

8. Adjourned Meeting. Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 5 of this
     Article II. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

9. Voting. Every shareholder shall be entitled to one vote for each share of the capital stock of the Corporation held by the shareholder. At any election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected at such election, shall be deemed elected.

     Unless a greater number is otherwise expressly required by statute, every act or decision done or made by a majority of the shareholders present at a meeting duly held, at which a quorum is present, shall be regarded as the act of the shareholders.

10. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed shall continue in full force and effect unless revoked by the person executing it by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing it presented to the meeting or by attendance at a meeting and voting in person by the person executing the proxy. However, no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

11. Presiding Officer. Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors or, if the Chairman is not present, by the Chief Executive Officer or, if the Chief Executive Officer is not present, by the
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     President or, if the President is not present, by a Vice
     President or, if neither the Chairman of the Board of Directors not the Chief Executive Officer nor the President nor a Vice President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation or, in the Secretary's absence, an Assistant Secretary of the Corporation shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

12. Conduct of Meeting. The presiding officer shall conduct each meeting of shareholders in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The presiding officer's rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of such a ruling a request for a vote on the ruling is made by a shareholder entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shareholders shall be conclusive and binding on all shareholders.

ARTICLE III

DIRECTORS

13. Number. The authorized number of directors of the Corporation shall be not less than five (5) nor more than eight (8). The exact number of directors shall be fixed and may from time to time be changed by a resolution adopted by the Board of Directors. Every director shall, during the director's whole term of office, be a citizen of the United States of America or the Dominion of Canada. One director must be a resident of the State of Indiana.

14. Election and Term. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Every director, when elected, shall take and subscribe an oath that the director will, insofar as the duty devolves upon such director, faithfully, honestly and diligently administer the affairs of the Corporation, and that the director will not knowingly violate or willingly permit to be violated any of the provisions of law applicable to the Corporation.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

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15.  Vacancies.  Vacancies in the Board of Directors because of resignation, or neglect to serve, or death, or removal or for any other reason, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election, and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, or the Board of Directors shall fail to fill any vacancy in the Board of Directors, then an election of directors may be held by the shareholders or in the manner provided by statute.

16. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

17. General Powers. Subject to thelimitations of the Articles of Incorporation of the Corporation or of any statute as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors. The Board of Directors shall cause to be kept a record of its proceedings and those of the shareholders.

ARTICLE IV

DIRECTORS MEETINGS

18. Place of Meeting. All meetings of the directors shall be held at the principal office of the Corporation or at such other place either within or without the State where such office is located as shall be designated by the Board of Directors.

19. Regular Meetings. The next meeting of directors subsequent to the annual meeting of shareholders shall be held for the purpose of organizing the Board of Directors, electing officers and transacting such other business as may come before the meeting. Thereafter, regular meetings of the Board of Directors shall be held at such time as may be designated by the Board of Directors. If the day fixed for any regular meeting shall fall on a holiday, the meeting shall take place on the next business day, unless otherwise ordered by the Board of Directors.

20. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or by the President, or by any two (2) directors.

21. Notice. Written notice of the time and place of each meeting of the Board of Directors, whether regular or special, shall be delivered personally to each director, or mailed or telegraphed to each director addressed to him at his residence or usual place of business, at least twenty-four (24) hours before the time fixed for the meeting.
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22.  Adjournment.  A majority of the directors present, whether or not a quorum is present, may adjourn any directors meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

23. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall consent thereto in writing. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

24. Telephonic Meetings. Directors may participate in a meeting of the Board of Directors through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participating in a meeting of the Board of Directors by this means constitutes presence in person at such meeting.

25. Quorum of Directors. At all meetings of the Board of Directors, a majority of the directors then in office if present in person at such meeting shall be sufficient to constitute a quorum for a meeting of directors. Unless a greater number is otherwise expressly required by statute, every act or decision done or made by a majority of the directors present at a meeting duly held, at which a quorum is present, shall be regarded as the act of the Board of Directors.

26. Presiding Officer. The Chairman of the Board of Directors or, in the Chairman's absence, the President or, in their absence, any director selected by the directors present shall preside as chairman at meetings of the Board of Directors.

27. Board Committees. The Board of Directors may appoint Board Committees from among its members to consist of not less than three (3) directors for each Board Committee. The Board of Directors may designate one or more directors as alternate members of any Board Committee, who may replace any absent or disqualified members at a meeting of such Board Committee.
     The Board Committees shall have such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (except the power to declare dividends; to adopt, amend or repeal By-Laws; to elect or appoint any director, or remove any officer or director; or to submit to shareholders any action that requires shareholders' approval) as shall be delegated to it by the Board of Directors as authorized or permitted by law.

28. Other Committees. The Board of Directors may appoint other committees to consist of such number as may be fixed by the Board of Directors, none of which need be a member of the Board of Directors, and may prescribe the powers and authority of such committees.

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29.  Meetings and Action of Committees.  Meetings and actions of
     Board Committees and other committees of the Corporation shall be governed by, held and taken in accordance with, the provisions of Article IV of these By-Laws, with such changes in the context of those By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may also be called by resolution of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Further, the Board of Directors or the committee may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V

OFFICERS

30. Principal Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Treasurer and such other officers as the Board of Directors, the Chairman of the Board of Directors, or the President determines is required to conduct the business of the Corporation. The President shall be chosen from among the directors. Any two or more of such offices, except those of President and Secretary, may be held by the same person.

31. Election/Appointment of Officers. The Board of Directors, at its annual meeting shall elect a Chairman of the Board of Directors and a President, each of whom shall hold office until the next annual meeting and until a successor is elected and qualified. The President may appoint any officer of the Corporation below the rank of President, each of whom shall hold office for such period, have such authority and perform such duties as the By-Laws of the Corporation, the Board of Directors, the Chairman of the Board of Directors or the President may from time to time determine.

32. Removal. Any officer may be removed either with or without cause by the Board of Directors, or by the Chairman of the Board of Directors, or by the President, except that the Chairman of the Board of Directors or the President may not remove any officer elected by the Board of Directors pursuant to Section 33 of this Article V. Upon removal of an officer, such office shall be deemed vacant.

33. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these By-Laws for regular election or appointment to such office.

34. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board if Directors and at all meetings of shareholders and shall perform all such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer, if the Chairman of the Board is not the Chief Executive Officer.
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35.  President.  The President shall have general supervision over the affairs of the Corporation. The President shall, in the absence of the Chairman of the Board of Directors or if there be a vacancy in such office, preside at all meetings of the Board of Directors. The President shall ex-officio be a member of all committees of the Board of Directors and shall perform all such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer, if the President is not the Chief Executive Officer.

36. Chief Executive Officer. The Chief Executive Officer shall have general direction of the business of the Corporation, subject to the control of the Board of Directors. The officer of the Corporation who shall serve as its Chief Executive Officer shall be designated by the Board of Directors.

37. Vice Presidents. Vice Presidents shall possess such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or by the Chairman of the Board of Directors, or by the President.

38. Secretary. The Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. It shall be the duty of the Secretary to attend the meetings of the shareholders and of the Board of Directors and keep the minutes of their proceedings. The Secretary shall have charge of the minute books and shall make such reports and perform such other duties as are incident to the office or as are required of the Secretary by the Board of Directors, the Chairman of the Board of Directors, or the President.

39. Treasurer. The Treasurer shall receive and have custody of all funds and securities of the Corporation subject to the control of the Board of Directors. The Treasurer shall sign or countersign such instruments as require the Treasurer's signature and shall also perform such other duties as may be required of the Treasurer by the Board of Directors, the Chairman of the Board of Directors, or by the President.

ARTICLE VI

CERTIFICATES OF STOCK

40. Certificates of Stock. Certificates of stock shall be in such form as shall be required by law and as shall be approved by the Board of Directors. Each certificate shall have the corporate seal affixed thereto, if the Corporation has adopted a seal, by impression or in facsimile and shall be signed by the Chairman of the Board of Directors, the President, or any Vice President, and countersigned by the Secretary or any Assistant Secretary; provided that certificates may be signed, countersigned or authenticated by facsimile signatures as provided by law and in such event shall be countersigned by a transfer agent or clerk and registered by an incorporated bank or trust company as registrar of transfers. No certificate for a fractional part of a share shall be issued.
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41.  Shareholders Record Date.  The Board of Directors may fix a
     time in the future as shareholders record date, for the purposes and in the manner authorized or permitted by law, and may close the transfer books of the Corporation as authorized or permitted by law.

42. Lost Certificates. Except as provided in this Section, new certificates for shares shall not be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Directors may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

ARTICLE VII

APPOINTMENT AND AUTHORITY OF RESIDENT SECRETARIES, ATTORNEYS-IN-
FACT AND AGENTS TO ACCEPT LEGAL PROCESS AND MAKE APPEARANCES

43. Appointment. The Chairman of the Board of Directors, the President, and Vice President or any other person authorized by the Board of Directors, the Chairman of the Board of Directors, the President or any Vice President may, from time to time, appoint Resident Assistant Secretaries and Attorneys-in-Face to represent and act for and on behalf of the Corporation and Agents to accept legal process and make appearances for and on behalf of the Corporation.

44.  Authority.  The authority of such Resident Assistant
     Secretaries, Attorneys-in-Fact and Agents shall be as prescribed in the instrument evidencing their appointment.
     Any such appointment and all authority granted thereby may be revoked at any time by the Board of Directors or by any person empowered to make such appointment.

ARTICLE VIII

EXECUTION OF DOCUMENTS AND INSTRUMENTS

45. Deposits, Checks, Drafts. All funds of the Corporation shall be deposited in the name of the Corporation in such banking institution or institutions as may be approved by the Board of Directors.

     The Board of Directors may by resolution authorize from time to time such person or persons as it may designate to sign or countersign checks or drafts drawn on the funds of the Corporation, and may also by resolution authorize any officer, or officers of the Corporation designated by it to authorize, from time to time, any person or persons to sign or
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     countersign checks or drafts drawn on the funds of the
     Corporation. The signatures on the checks or drafts of the Corporation may be followed by the title of the authorized signatory or the words "An Authorized Officer" or "An Authorized Agent".

46. Execution of Proxies. The Chairman of the Board of Directors, the President or any Vice President, together with the Secretary or the Treasurer, or any officer or officers of the Corporation authorized so to do by the Board of Directors, may execute, from time to time, proxies or powers of attorney authorizing any person or persons, who may be designated by such officers for that purpose, to represent the Corporation at any shareholders meeting (either annual or special) of any corporation of which the Corporation is, or shall be, a shareholder of record to the extent permitted by law.

47.  Execution of Instruments Pertaining to Insurance Business.
     All policies, bonds, undertakings, certificates of insurance, cover notes, recognizances, contracts of indemnity, endorsements, stipulations, waivers, consents of sureties, reinsurance acceptances or agreements, surety and co-surety obligations and agreements, underwriting undertakings, and all other instruments pertaining to the insurance business of the Corporation, shall be validly executed when signed on behalf of the Corporation by the Chairman of the Board of Directors, the President, any Vice President or Resident Vice President or by any other officer, employee, agent or Attorney-in-Fact authorized to so sign by (i) the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the President, (iv) any Vice President or Resident Vice President, or (v) any other person empowered by the Board of Directors, the Chairman of the Board of Directors, the President or any Vice President or Resident Vice President to give such authorization; provided that all policies of insurance shall also bear the signature of the Secretary, which may be a facsimile, and unless manually signed by the Chairman of the Board of Directors, the President or a Vice President or Resident Vice President, a facsimile signature of the Chairman of the Board ofDirectors or the President. A facsimile signature of a former officer shall be of the same validity as that of an existing officer.

48. Execution of Other Instruments. Endorsements or assignments of certificates of stock or bonds of any corporation and transfers or conveyances of any other property standing in the name of the Corporation, and all other instruments the execution of which has not been otherwise provided for in these By-Laws, shall be validly executed only when signed on behalf of the Corporation by the Chairman of the Board of Directors, the President, any Vice President or Resident Vice President or by any other officer, employee, agent or Attorney-in-Fact authorized to so sign by (i) the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the President or (iv) any Vice President or Resident Vice President.
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49.  Sealed Instruments.  The affixing of the corporate seal shall not be necessary to the valid execution of any instrument, but any person authorized to execute or attest such instrument may affix the Corporation's seal thereto.

ARTICLE IX

WAIVER OF NOTICE

50. Waiver. Whenever any notice whatsoever is required to be given by statute or by these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of the Corporation, need be specified in any written waiver of notice. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

ARTICLE X

AMENDMENTS

51. Amendment of By-Laws. These By-Laws may be altered, amended, repealed or added to by a majority of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

52. Indemnification of Directors, Officers, Agents and Employees The Corporation shall have the power to indemnify a director, officer, agent or employee of the Corporation pursuant to the provisions of applicable statutes or pursuant to contract.

     The Corporation may purchase and maintain insurance on behalf of any director, officer, agent or employee of the Corporation against any liability asserted against or incurred by the director, officer, agent or employee in such capacity or arising out of the director's, officer's, agent's or employee's status as such, whether or not the Corporation would have the power to indemnify the director, officer, agent or employee against such liability under the provisions of applicable law.